Exhibit 99




Contacts:   Media: James Mahoney                      Investor:   John Kahwaty
                   (617) 346-5472                                 (617) 434-3650



                        FLEETBOSTON REPORTS NET INCOME OF
                         $847 MILLION OR $.91 PER SHARE
                   OPERATING EPS $.83, UP 15% FROM PRIOR YEAR

         Boston, Massachusetts, July 17, 2000: FleetBoston Financial (FBF-NYSE) today reported second quarter operating earnings of $772 million, or $.83 per share, up 15% on an earnings per share basis from $700 million, or $.72 per share, in the second quarter of 1999. Return on assets and return on equity for the quarter, on an operating basis, were 1.67% and 21.43%, respectively, compared with 1.48% and 19.78%, a year ago. In addition, the institution realized divestiture gains, net of merger-related expenses, of $75 million (after-tax) related to the second quarter divestitures of approximately $3.6 billion of loans and $4 billion of deposits to Sovereign Bancorp and certain community banks, as well as expenses related to the merger of BankBoston and Fleet. Including the impact of these items, net income was $847 million, or $.91 per share, in the second quarter of 2000, up 26% on an earnings per share basis from the second quarter of 1999. Return on assets and return on equity for the quarter were 1.83% and 23.53%, respectively.

         For the first six months of 2000, operating earnings were $1.58 billion, or $1.69 per share, up 20% on an earnings per share basis from $1.36 billion, or $1.41 per share in the first six months of 1999. Net income for the first six months of 2000, which included divestiture gains and merger-related expenses, was $1.8 billion, or $1.94 per share, up 38% on an earnings per share basis from $1.36 billion, or $1.41 per share, in the first six months of 1999.

         Terry Murray, Chairman and Chief Executive Officer of FleetBoston commented, "The power and promise of our company is really coming to fruition. The earnings growth is driven by the diversity and leadership positions of our new franchise, despite a tougher business environment for our industry. We've achieved this growth while also bolstering the strength of our balance sheet as evidenced by reserves that equal 2.2% of loans and capital that has risen above $15 billion. As we near the completion of the divestiture and conversion phases of our merger, we fully expect to meet or exceed all the commitments made at the time of the Fleet and BankBoston merger announcement."

         Chad Gifford, President and Chief Operating Officer said, "We are intent on creating one of the finest financial services companies. The business fit from the merger is terrific and jelling quite rapidly. Our revenue strength enables us to absorb critical reinvestment in our high return businesses without compromising our overall earnings growth. We have a number of promising initiatives planned and underway, especially related to e-commerce, that will keep us positioned as an innovative provider of services to our customers."

Strong Results From Many Business Lines

         Eugene M. McQuade, Vice-Chairman and Chief Financial Officer noted, "Exceptional results were reported across the breadth of our business franchise this quarter."

           Earnings from Commercial and Retail Banking, which includes consumer and small business banking within the corporation's Northeast footprint, middle market lending, asset based lending, leasing, cash management, and commercial banking services were $328 million in the second quarter, an increase of $72 million, or 28%, from the prior year. This increase was mainly driven by strength in our deposit businesses, cost savings from merger integration activities, and higher loan volume.

         Earnings from Global Banking and Financial Services, which includes asset management and brokerage, national commercial banking, capital markets and international, improved $141 million, or 44%, to $460 million. The Investment Services area, which includes the corporation's asset management businesses and Quick & Reilly, posted net income of $120 million in the second quarter, representing a $29 million, or 32%, improvement over the prior year due to sharply higher stock exchange-related volumes at Quick & Reilly and higher asset management fees. In addition, net income from the Principal Investing business grew $86 million to $122 million reflecting, in part, a higher level of gains realized from maturing investments, while Latin America continued to be an area of strength, led by Brazil, which saw its net income grow 18% over the second quarter of last year.

Second Quarter Consolidated Financial Highlights

         Total revenue, excluding the net gain from the divestitures, was $3.7 billion in the second quarter, up 8% from the prior year, as strong growth in noninterest income more than offset the loss of revenues from divestitures. Noninterest income as a percentage of total revenue grew to 55% in the current quarter from 51% in the second quarter of last year. For the year, revenues are up 16% over the first six months of 1999.

         Noninterest income on an operating basis was $2.0 billion in the second quarter, an increase of $294 million, or 17%, over the second quarter of 1999. This growth was mainly due to higher levels of capital markets and investment services revenue.

         Net interest income for the second quarter of 2000 was $1.7 billion, down $30 million from the second quarter of last year. Lost revenue from divestitures more than offset the impact of domestic and international loan growth, as well as wider deposit spreads. The net interest margin improved 12 basis points to 4.37% due, in part, to the elimination of the regulatory requirement to maintain certain levels of low yielding assets to support revenue from Robertson Stephens.

         Noninterest expense, excluding the impact of the merger and related charges, was $2.1 billion during the quarter, up $55 million from the second quarter of 1999. An increase in incentive compensation expense directly attributable to higher levels of revenue, particularly from capital markets-related businesses, was partially offset by cost savings and the impact of divestitures. The cost savings achieved from merger integration activities this quarter were $34 million, bringing the total amount of cost savings achieved to nearly $400 million on an annualized basis.

         Nonperforming assets were $950 million, or .84% of total loans, at June 30, 2000, compared with $886 million, or .75% of loans, at March 31, 2000. The provision for credit losses and net charge-offs were $310 million and $285 million, respectively, in the current quarter and $241 million and $207 million, respectively, in the second quarter of 1999. The reserve for credit losses was $2.5 billion at June 30, 2000, representing 2.20% of total loans and leases.

         Total assets at June 30, 2000 were $181.3 billion, compared with $187.8 billion at March 31, 2000 and $184.5 billion at June 30, 1999. The decline in total assets is due to the divestiture of loans to Sovereign Bancorp and other community banks during the first six months of 2000, as well as the aforementioned elimination of the regulatory requirement to maintain certain levels of low yielding assets to support revenue from Robertson Stephens. Stockholders' equity amounted to $15.2 billion at June 30, 2000, with a common equity to assets ratio of 8.08%.

                              FleetBoston Financial
                              Financial Highlights



          Three Months Ended                                                              Six Months Ended
          ------------------                                                              ----------------
        June 30,       June 30,                                                         June 30,     June 30,
          2000           1999                                                             2000         1999
-------------------------------------------------------------------------------------------------------------
                                   FOR THE PERIOD ($ IN MILLIONS)
        $  772         $  700      Operating earnings (a)                               $1,580         $1,361
            75             -       Divestiture Gains/Integration charges, net of tax       224            -
           847            700      Net Income                                            1,804          1,361
         3,731          3,467      Total Revenue (a)                                     7,809          6,706
         2,136          2,081      Total Expense (a)                                     4,548          4,016
           310            241      Provision for Credit Losses                             610            460

                                   PER COMMON SHARE
        $  .83         $  .72      Earnings per share - operating (a)                   $ 1.69         $ 1.41
           .91            .72      Earnings per share - reported                          1.94           1.41
           .89            .79      Cash earnings per share - operating (a)                1.82           1.53
           .30            .27      Cash dividends declared                                 .60            .54
         16.24          15.31      Book value (period-end)                               16.24          15.31

                                   AT PERIOD-END ($ IN BILLIONS)
        $181.3         $184.5      Assets                                               $181.3         $184.5
         112.5          117.0      Loans                                                 112.5          117.0
         104.7          115.4      Deposits                                              104.7          115.4
          15.2           14.8      Total stockholders' equity                             15.2           14.8

                                   RATIOS
          1.67%          1.48%     Return on average assets (a)                           1.65%          1.48%
         21.43          19.78      Return on common equity (a)                           22.01          19.57
          4.37           4.25      Net interest margin                                    4.27           4.30
          57.2           60.5      Efficiency (a)                                         58.2           60.1
           8.4            8.0      Total equity/assets (period-end)                        8.4            8.0
           6.0            5.5      Tangible common equity/assets                           6.0            5.5
           7.4            7.1      Tier 1 risk-based capital                               7.4            7.1
          11.8           11.5      Total risk-based capital                               11.8           11.5

                                   ASSET QUALITY ($ IN MILLIONS)
        $  950         $  704      Nonperforming assets                                 $  950         $  704
         2,472          2,515      Reserve for credit losses                             2,472          2,515
           .84%           .60%     Nonperforming assets as a % of loans                    .84%           .60%
          2.20           2.15      Reserve for credit losses to period-end loans          2.20           2.15
           275            374      Reserve for credit losses to nonperforming loans        275            374
           .98            .71      Net charge-offs/average loans                           .95            .73
=============================================================================================================

     (a)  Excludes the impact of merger-related charges and other special items.

                                                      FleetBoston Financial
                                                  Consolidated Income Statements
                                                         ($ in millions)

=====================================================================================================================
      Three Months Ended                                                                        Six Months Ended
   June 30,          June 30,                                                               June 30,         June 30,
     2000              1999                                                                   2000             2000
-------------------------------------------------------------------------------------------------------------------
   $ 1,686           $ 1,716     Net interest income (FTE)                                  $ 3,409          $ 3,397
                                 Noninterest income:
       813               503        Capital markets revenue                                   1,871              900
       426               390        Investment services revenue                                 925              746
       356               370        Banking fees and commissions                                715              716
       169               187        Credit card revenue                                         329              349
       150               157        Processing-related revenue                                  306              311
       131               144        Other                                                       254              287
------------------------------------------------------------------------------------------------------------------------
     2,045             1,751          Total noninterest income                                4,400            3,309
------------------------------------------------------------------------------------------------------------------------

     3,731             3,467     Total Revenue                                                7,809            6,706
------------------------------------------------------------------------------------------------------------------------

                                 Noninterest expense:
     1,145             1,126        Employee compensation and benefits                        2,553            2,142
       131               143        Occupancy                                                   273              282
       126               126        Equipment                                                   252              256
        87                85        Intangible asset amortization                               175              171
       647               601        Other                                                     1,295            1,165
------------------------------------------------------------------------------------------------------------------------
     2,136             2,081          Total noninterest expense                               4,548            4,016
------------------------------------------------------------------------------------------------------------------------

     1,595             1,386     Earnings before provision and income taxes                   3,261            2,690
       310               241     Provision for credit losses                                    610              460
       513               445     Income taxes and tax-equivalent adjustment                   1,071              869
------------------------------------------------------------------------------------------------------------------------
       772               700     Net income - Operating                                       1,580            1,361
------------------------------------------------------------------------------------------------------------------------
       127                -      Divestiture gain, net of tax                                   336              -
        52                -      Integration charges, net of tax                                112              -
------------------------------------------------------------------------------------------------------------------------
       847               700     Net income - Reported                                        1,804            1,361
========================================================================================================================


   $   .83           $   .72     Diluted earnings per share - operating                      $ 1.69           $ 1.41
       .91               .72     Diluted earnings per share - reported                         1.94             1.41

                              FleetBoston Financial
                           Consolidated Balance Sheets
                                 ($ in millions)


================================================================================
                                                June 30, 2000      June 30, 1999
                                                -------------      -------------
                                                   Balance            Balance
--------------------------------------------------------------------------------
ASSETS:
Cash and equivalents                               $ 12,244             $ 15,755
Securities                                           22,846               24,284
Trading assets                                        8,199                5,172
Loans and leases                                    112,476              116,995
Reserve for credit losses                            (2,472)             (2,515)
Due from brokers/dealers                              3,158                2,444
Mortgages held for resale                             1,087                1,381
Other assets                                         23,721               20,957
--------------------------------------------------------------------------------
Total assets                                       $181,259             $184,473
================================================================================
LIABILITIES:
Deposits                                           $104,692             $115,380
Short-term borrowings                                15,578               19,555
Due to brokers/dealers                                4,773                3,775
Long-term debt                                       27,733               22,033
Trading liabilities                                   3,478                2,624
Other liabilities                                     9,788                6,313
--------------------------------------------------------------------------------
Total liabilities                                   166,042              169,680
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred stock                                         566                  691
Common stock                                         14,651               14,102
--------------------------------------------------------------------------------
Total stockholders' equity                           15,217               14,793
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity         $181,259             $184,473
================================================================================